UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2020 (December 28, 2020)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6655 Peachtree Dunwoody Rd.
Atlanta, GA 30328
(Address of principal executive offices including zip code)

(770) 418 - 7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $1 par value per share	NWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2020, Newell Brands Inc. (the “Company”) and Christopher H. Peterson, Chief Financial Officer and President, Business Unit Operations entered into a letter of amendment (the “Amendment”) to Mr. Peterson’s compensation arrangement dated June 25, 2019 (the “2019 Offer Letter”), which was entered in connection with Mr. Peterson’s service in 2019 as Interim Chief Executive Officer of the Company and set forth certain rights applicable to him in the event of a voluntary termination of employment under certain conditions. The 2019 Offer Letter was filed with the U.S. Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K on June 26, 2019.

Pursuant to the Amendment, Mr. Peterson will be entitled to receive the following compensation and benefits in the event of a voluntary termination of employment effective as of a date that falls between March 2, 2022 and April 30, 2022, upon at least sixty days written notice to the Company:

(i)

payment of his management bonus for 2021 (to the extent not previously paid as of the termination of his employment) on the basis of actual corporate performance levels and subject to any adjustments or modifiers based on the Company’s performance under the terms of the Management Bonus Plan (including the impact of any discretionary adjustment by the Board of Directors or its Organizational Development & Compensation Committee which is generally applicable to employees of the Company participating in the Management Bonus Plan);

(ii)

vesting of a pro rata portion of his performance-based restricted stock unit award granted in February 2020 (the “2020 PRSU Award”), which would have otherwise vested after his termination date, as if he remained employed through the applicable vesting date (subject to the satisfaction of any applicable performance conditions). The portion of the 2020 PRSU Award which shall be permitted to vest shall be calculated on a pro rata basis to reflect the number of days between the grant date and his termination date relative to the total number of days constituting the vesting period of such award. If he voluntarily terminates employment with the Company at any time, any unvested portion of all restricted stock unit or stock option awards other than the 2020 PRSU Award shall be forfeited, unless provided otherwise in the applicable award agreement or his Employment Security Agreement; and

(iii)	a waiver of any repayment obligations related to relocation payments made to him or on his behalf as a result of his participation in the Company’s Executive Relocation Program.

In order to receive the foregoing benefits, Mr. Peterson will be required to sign a reasonable separation agreement (including confidentiality, non-solicitation and non-competition obligations) in the form substantially similar to that required of similarly - situated employees of the Company.

Except as expressly set forth in the Amendment, the Amendment does not amend, alter or extend any terms set forth in the 2019 Offer Letter or Mr. Peterson’s Compensation Arrangement dated November 21, 2018 (the “2018 Offer Letter”) that was filed with the SEC on the Company’s 2018 Annual Report on Form 10-K. To the extent that Mr. Peterson is entitled to receive termination benefits under the 2018 Offer Letter or his existing Employment Security Agreement, his termination benefits will be governed exclusively by the terms of his 2018 Offer Letter or Employment Security Agreement, as applicable, unless he elects to receive the benefits under the terms of the Amendment and waives any benefits to which he is entitled under his Employment Security Agreement and 2018 Offer Letter.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to 2019 Offer Letter of Christopher H. Peterson, dated December 28, 2020

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: December 30, 2020	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary

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